Exhibit 15.1
August 12, 2005
GAINSCO, INC.
Dallas, Texas
Re: Registration Statement Nos. 33-48634 and 33-37070
With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated August 12, 2005 related to our review of interim financial information.
Pursuant to Rule 436 under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Dallas, Texas

40